Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(28,449,210)
Realized Gain (Loss) on Swap Contracts	(2,175,845)
Unrealized Gain (Loss) on Market Value of Commodity Futures	52,631,700
Unrealized gain (loss) on Fair Value of Swap Contracts	10,793,322
Dividend Income	2,041,574
Interest Income	1,119,423
ETF Transaction Fees	32,000
Total Income (Loss)	$35,992,964

Expenses
General Partner Management Fees	$350,489
Professional Fees	156,577
Brokerage Commissions	102,688
Directors' Fees and insurance	12,419
License fees	11,683
Total Expenses	$633,856
Net Income (Loss)	$35,359,108

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/25	$990,497,270
Additions (7,300,000 Shares)	534,540,361
Withdrawals ((7,900,000) Shares)	(583,948,628)
Net Income (Loss)	35,359,108

Net Asset Value End of Month	$976,448,111
Net Asset Value Per Share (12,623,603 Shares)	$77.35

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596